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EXHIBIT 21.1

List of Subsidiaries of Hilltop Holdings Inc.

Name	State or Other Jurisdiction of Incorporation or Formation
Affordable Residential Communities LP	Delaware
American Summit Insurance Company	Texas
ARC Arlington Lakeside LP	Texas
ARC DAM Carsons LLC	Delaware
ARC DAM Chelsea LLC	Delaware
ARC DAM Crest LLC	Delaware
ARC DAM Danboro LLC	Delaware
ARC DAM Ephrata LLC	Delaware
ARC DAM GA LLC	Delaware
ARC DAM Gregory LLC	Delaware
ARC DAM HB LLC	Delaware
ARC DAM Maple LLC	Delaware
ARC DAM Monroe LLC	Delaware
ARC DAM Moosic LLC	Delaware
ARC DAM Mountain LLC	Delaware
ARC DAM SA LLC	Delaware
ARC DAM SS LLC	Delaware
ARC DAM Suburban LLC	Delaware
ARC Insurance Holdings, Inc.	Delaware
ARC TRS, Inc.	Delaware
ARC4UT, L.L.C.	Delaware
Colonial Water Gardens, Inc.	Kansas
Enspire Insurance Services, Inc.	Delaware
Excalibur Financial Corporation	Delaware
Hilltop Investments I LLC	Delaware
JE Murphy Company, Inc.	Arizona
JE Murhpy Company of Florida, Inc.	Florida
NALICO General Agency, Inc.	Texas
NAGRUPCO, Ltd.	Texas
National Group Corporation	Delaware
National Lloyds Insurance Corporation	Texas
NLASCO National Lloyds, Inc.	Texas
NLASCO Underwriter Partner 1 LLC	Delaware
NLASCO Underwriter Partner 2 LLC	Delaware
NLASCO Underwriter Partnership	Delaware
NLASCO, Inc.	Delaware
NLASCO Services, Inc.	Texas

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  EXHIBIT 21.1
List of Subsidiaries of Hilltop Holdings Inc.